Exhibit 10.1

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT


     This Fourth Amendment to Employment Agreement (the "Amendment"), dated as of the 1st day of July, 2002 by and between COMFORCE Corporation ("COMFORCE") a Delaware corporation, and COMFORCE Operating, Inc. ("COI"), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the "Employer"), and John C. Fanning, a resident of the State of Florida ("Employee").

     WHEREAS, the parties entered into an Employment Agreement (the "Employment Agreement") dated as of January 1, 1999 pursuant to which Employer formalized the terms upon which Employee is employed by Employer, which Employment Agreement was previously amended as of March 28, 2000, January 23, 2001 and September 27, 2001(as amended, the "Employment Agreement"); and

     WHEREAS, the parties desire to further amend the Employment Agreement as herein provided.

     NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The second sentence of Section 4(a)(ii) of the Employment Agreement is hereby amended by adding the following proviso at the end thereof: "; provided, however, that, notwithstanding the foregoing, no such increase shall be made to Employee's Base Salary for the 2002 calendar year."

     2. The second sentence of Section 4(e)(ii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "For this purpose, `pre-tax operating income' shall mean the consolidated earnings of the Employer and its subsidiaries (i) before deduction of or allowance or provision for taxes based upon income or loss, (ii) before deduction of or allowance or provision for the incentive compensation payable pursuant to this Agreement or any incentive compensation payable based upon the consolidated income or profits of Employer under any other agreement or arrangement between Employer and any employee, whether now in effect or hereafter entered into, (iii) excluding the effect of any extraordinary gain or loss,
          (iv) excluding the cumulative effective of any change in accounting principle, (v) excluding the effect of any write-down of goodwill in accordance with SFAS 142, and (vi) excluding the effect of any gain or loss realized upon the extinguishment of debt that, prior to its reclassification in accordance with SFAS 145, was recorded by the Employer as an extraordinary gain or loss."

     3. All other provisions of the Employment Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF,  the undersigned have executed this Agreement on the day and year first above mentioned.

                              COMFORCE CORPORATION

                              By:
                                 --------------------------------------
                                   Its:

                              COMFORCE OPERATING, INC.

                              By:
                                 --------------------------------------
                                   Its:

                              EMPLOYEE

                              -----------------------------------------
                               John C. Fanning